UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

February 16, 2013

THE CHEESECAKE FACTORY INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-20574	51-0340466
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26901 Malibu Hills Road

Calabasas Hills, California 91301

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(818) 871-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14.d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02           RESULTS OF OPERATIONS AND FINANCIAL CONDITION

In a press release dated February 20, 2013, The Cheesecake Factory Incorporated (the “Company”) announced financial results for the Company’s fourth quarter of fiscal 2012, which ended on January 1, 2013.  The full text of the press release is furnished herewith as Exhibit 99.1 to this Report.

The information furnished  in Item 2.02 of this Current Report on Form 8-K (“Report”), including the exhibit incorporated by reference, will not be treated as “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section.  This information will not be deemed incorporated by reference into a filing under the Securities Act of 1933, or into another filing under the Exchange Act, unless that filing expressly refers to specific information in this Report.

ITEM 5.02        DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Michael E. Jannini’s employment with the Company terminated effective February 16, 2013.  Mr. Jannini served as the Company’s President since February 2010.

The Company’s Board of Directors appointed David M. Gordon, 48, as President of the Company effective February 18, 2013.  The Company announced Mr. Gordon’s appointment in a press release dated February 19, 2013.  The full text of the press release is attached as Exhibit 99.2 to this report and is hereby incorporated by reference.  Mr. Gordon has been employed by the Company in various capacities since 1993, most recently as Senior Vice President of Operations from 2008 through 2010 and Chief Operating Officer of The Cheesecake Factory and Grand Lux Cafe restaurants from 2010 until his appointment as President.

The Company has not entered into an Employment Agreement with Mr. Gordon.  Mr. Gordon’s current base salary is $425,000 per year.  His target bonus percentage under the Company’s Performance Incentive Plan for fiscal 2012 is 65% of his base salary, and the maximum amount Mr. Gordon could receive under the terms of the 2012 Performance Incentive Plan is 113.8% of his base salary.  Mr. Gordon is eligible to participate equitably with the Company’s other executive officers in any of the Company’s plans relating to incentive compensation, pension, profit sharing, disability income insurance, life insurance, education, medical coverage, automobile allowance or leasing, or other retirement or employee benefits.

ITEM 8.01     OTHER EVENTS

Dividend Declaration.  On February 19, 2013, the Board of Directors of the Company declared a cash dividend to its stockholders.  A dividend of $0.12 per share will be paid on March 19, 2013 to the stockholders of record on March 6, 2013 of each share of the Company’s common stock.  Future dividends will be subject to Board approval.  On February 20, 2013, the Company included in its press release, attached hereto as Exhibit 99.1 and described in Item 2.02 above, an announcement of the declaration of the dividend.  The full text of the press release is furnished as Exhibit 99.1 to this Report and is hereby incorporated by reference.

International Licensing Agreement.  In a press release dated February 20, 2013, the Company announced that it has entered into an exclusive licensing agreement with Alsea, S.A.B. de C.V., to build and operate a minimum of twelve The Cheesecake Factory® restaurants over an eight-year period in Mexico and Chile, with the potential to expand the agreement to Argentina, Brazil, Colombia and Peru.  The transaction also includes an agreement to supply bakery products branded under The Cheesecake Factory trademark to such restaurants.  The full text of the press release is furnished as Exhibit 99.3 to this report.

The information furnished in Item 7.01 of this Report, including the exhibits incorporated by reference, will not be treated as “filed” for the purposes of Section 18 of the  Exchange Act or otherwise subject to the liabilities of that section.  This information will not be deemed incorporated by reference into a filing under the Securities Act of 1933, or into another filing under the Exchange Act, unless that filing expressly refers to specific information in this Report.  The furnishing of the information in Item 7.01 is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information this Report contains is material investor information that is not otherwise publicly available.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(d)         Exhibits

99.1	Press release dated February 20, 2013 entitled, “The Cheesecake Factory Reports Results for Fourth Quarter of Fiscal 2012”
99.2	Press release dated February 19, 2013 entitled, “The Cheesecake Factory Names David M. Gordon as President”
99.3	Press release dated February 20, 2013 entitled, “The Cheesecake Factory Continues International Expansion”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 20, 2013	THE CHEESECAKE FACTORY INCORPORATED

	By:	/s/ W. Douglas Benn
W. Douglas Benn
Executive Vice President and Chief Financial
Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press release dated February 20, 2013 entitled, “The Cheesecake Factory Reports Results for Fourth Quarter of Fiscal 2012”
99.2	Press release dated February 19, 2013 entitled, “The Cheesecake Factory Names David M. Gordon as President”
99.3	Press release dated February 20, 2013 entitled, “The Cheesecake Factory Continues International Expansion”